    Exhibit 99.1
Ventas, Inc.    300 North LaSalle Street, Suite 1600    Chicago, Illinois 60654    (877) 4-VENTAS    www.ventasreit.com

Contact:    BJ Grant
(877) 4-VENTAS

Ventas Reports Fourth Quarter and Full Year 2025 Results, Provides 2026 Outlook and Increases Dividend

CHICAGO – Ventas, Inc. (NYSE: VTR) (“Ventas” or the “Company”) today reported results for the full year and fourth quarter ended December 31, 2025.

CEO Remarks

“Ventas delivered strong performance and enterprise growth in the fourth quarter and full year 2025. We executed our strategy to drive organic and external growth in senior housing and increased our participation in this multiyear growth opportunity,” said Debra A. Cafaro, Ventas Chairman and CEO.

“In 2025, we grew Same-Store Cash Net Operating Income (“NOI”) by over 15% in our senior housing operating portfolio (“SHOP”). We capitalized on powerful secular demand trends and utilized our proprietary analytic and operational insights to deliver our fourth consecutive year of double-digit SHOP Same-Store Cash NOI growth. More seniors than ever are choosing to reside in senior housing for the safety, support and socialization benefits it provides.

“We also built on our senior housing investment momentum and completed $2.5 billion of accretive investments.

“We are increasing our quarterly dividend to common stockholders as a result of our strong results and positive outlook. In 2026 and beyond, the Ventas team remains focused on delivering exceptional performance at scale,” Cafaro concluded.

Fourth Quarter and Full Year 2025 Company Results

For the Fourth Quarter and Full Year 2025, reported per share results were:

	Quarter Ended December 31,
	2025	2024	$ Change	% Change
Net Income Attributable to Common Stockholders (“Attributable Net Income”)	$0.15	$0.13	$0.02	15%
Nareit Funds From Operations* (“Nareit FFO”)	$0.91	$0.85	$0.06	7%
Normalized Funds From Operations* (“Normalized FFO”)	$0.89	$0.81	$0.08	10%

	Year Ended December 31,
	2025	2024	$ Change	% Change
Attributable Net Income	$0.54	$0.19	$0.35	184%
Nareit FFO*	$3.50	$3.14	$0.36	11%
Normalized FFO*	$3.48	$3.19	$0.29	9%
______________________________
*Some of the financial measures throughout this press release are non-GAAP measures. Refer to the Non-GAAP Financial Measures Reconciliation tables at the end of this press release for additional information and a reconciliation to the most directly comparable GAAP measure.

Ventas Reports 2025 Fourth Quarter and Full Year Results
February 5, 2026

Fourth Quarter 2025 Highlights

•Attributable Net Income per share of $0.15

•Normalized FFO* per share of $0.89, an increase of approximately 10% compared to the prior year

•Total Company NOI* year-over-year growth of 15% and Total Company Same-Store Cash NOI* year-over-year growth of 8%

•On a Same-Store Cash NOI* basis, SHOP had over 15% year-over-year growth, with year-over-year average occupancy growth of 300 basis points and strong RevPOR growth
•SHOP Same-Store Cash NOI* growth of over 15% year-over-year was led by 18% growth in the U.S. portfolio. U.S. average occupancy grew 370 basis points, including 490 basis points of growth at U.S. independent living communities

•Ventas’s Net Debt-to-Further Adjusted EBITDA* improved to 5.2x as of the end of the fourth quarter 2025, driven by SHOP segment growth and equity-funded senior housing investments

•As of December 31, 2025, the Company had $5.3 billion in liquidity, supporting Ventas’s growth and financial flexibility. Liquidity includes availability under the Company’s unsecured revolving credit facility, cash and cash equivalents and unsettled equity forward sales agreements outstanding

Full Year 2025 and Recent Highlights

•Attributable Net Income per share of $0.54

•Normalized FFO* per share of $3.48, an increase of approximately 9% compared to the prior year

•Total Company NOI* year-over-year growth of 16% and Total Company Same-Store Cash NOI* year-over-year growth of 8%

•On a Same-Store Cash NOI* basis, SHOP had over 15% year-over-year growth, led by the U.S. with growth of more than 18%

•The Company closed $2.5 billion of senior housing investments in 2025 with attractive growth and financial return expectations

•During 2025, the Company raised $3.2 billion of equity and currently has $1.2 billion of unsettled equity forward sales agreements outstanding

Ventas Declares Quarterly Dividend of $0.52 Per Common Share, Representing 8% Increase

The Company’s Board of Directors has declared a quarterly dividend of $0.52 per share, representing an 8% increase, on the strength of the Company’s expected cash flow growth and its positive outlook. The dividend will be payable in cash on April 16, 2026 to stockholders of record on March 31, 2026.

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Ventas Reports 2025 Fourth Quarter and Full Year Results
February 5, 2026

Senior Housing Investments Year to Date

Ventas has closed over $0.8 billion of senior housing investments year to date 2026. These investments follow the Company’s Right Market, Right Asset, Right OperatorTM framework and are expected to enhance enterprise growth and generate attractive financial returns. The Company’s senior housing investment momentum and pipeline remain strong. The year-to-date 2026 investments include relationship-driven transactions with existing and new SHOP operators.

Full Year 2026 Guidance

The Company’s 2026 guidance contains forward-looking statements and is based on a number of assumptions; actual results may differ materially. Ventas expects to report 2026 per share Attributable Net Income, Nareit FFO and Normalized FFO within the following ranges:

	2026 Guidance As of 2/5/2026	2025 Result	$ Change	% Change
Attributable Net Income Per Share Range	$0.52 - $0.62
Attributable Net Income Per Share Midpoint	$0.57	$0.54	$0.03	6%
Nareit FFO Per Share Range*	$3.63 - $3.73
Nareit FFO Per Share Midpoint*	$3.68	$3.50	$0.18	5%
Normalized FFO Per Share Range*	$3.78 - $3.88
Normalized FFO Per Share Midpoint*	$3.83†	$3.56†	$0.27	8%
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†Beginning with the Company’s reported results for the first quarter 2026, we intend to exclude from the calculation of Normalized FFO the full amount recorded for non-cash stock-based compensation expense as we believe this is more closely comparable to the presentation of similar measures by key industry peers and is also consistent with our calculation of Adjusted EBITDA and the calculations for our financial covenant ratios under our credit facilities and senior notes indentures. The Company’s full year guidance for 2026 Normalized FFO per share gives effect to this exclusion. The Company’s 2025 Normalized FFO per share as shown on this line item has been recalculated to give effect to this exclusion for illustrative comparative purposes only. The expected Normalized FFO per share year-over-year growth rate was calculated using a comparable methodology for both 2025 and 2026. This change in methodology in 2025 has, and in 2026 is expected to have, an impact on Normalized FFO per share of $0.08.

Full Year 2026 Guidance Commentary

In 2026, the Company expects to achieve significant NOI growth in the SHOP segment and to benefit from accretive senior housing investment activity. The Company’s full year guidance for 2026 Attributable Net Income per share of $0.57 at the midpoint of the range compares to 2025 Attributable Net Income of $0.54. The Company’s full year guidance for 2026 Normalized FFO per share of $3.83 at the midpoint represents 8% growth versus 2025 Normalized FFO per share, on a comparable basis. The year-over-year projected increase is composed primarily of: (1) the benefit of (a) NOI growth in the Company’s SHOP segment and (b) accretive senior housing investment activity, partially offset by (2) the expiry of the non-cash rental income from the Brookdale lease on 12/31/25 as previously disclosed and the impact of higher net interest expense. The Company has included approximately $2.5 billion of 2026 investments focused on senior housing in its guidance.

Investor Presentation

An Earnings Presentation is posted to the Events & Presentations section of Ventas’s website at ir.ventasreit.com/events-and-presentations. Additional information regarding the Company can be found in its Supplemental posted at ir.ventasreit.com. The information contained on, or that may be accessed through, the Company’s website, including the information contained in the aforementioned Earnings Presentation and Supplemental, is not incorporated by reference into, and is not part of, this document.

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Ventas Reports 2025 Fourth Quarter and Full Year Results
February 5, 2026

Fourth Quarter and Full Year 2025 Results Conference Call

Ventas will hold a conference call to discuss this earnings release on Friday, February 6, 2026 at 10:00 a.m. Eastern Time (9:00 a.m. Central Time).

The dial-in number for the conference call is (888) 330-3576 (or +1 (646) 960-0672 for international callers), and the participant passcode is 7655497. A live webcast can be accessed from the Investor Relations section of www.ventasreit.com.

A telephonic replay will be available at (800) 770-2030 (or +1 (609) 800-9909 for international callers), passcode 7655497, after the earnings call and will remain available for 30 days. The webcast replay will be posted in the Investor Relations section of www.ventasreit.com.

About Ventas

Ventas, Inc. (NYSE: VTR) is an S&P 500 company enabling exceptional environments that benefit a large and growing aging population. With approximately 1,400 properties in North America and the United Kingdom, Ventas occupies an essential role in the longevity economy. The Company’s growth is fueled by its over 850 senior housing communities, which provide valuable services to residents and enable them to thrive in supported environments. Ventas aims to deliver outsized performance by leveraging its operational expertise, data-driven insights from its Ventas OITM platform, extensive relationships and strong financial position. The Ventas portfolio also includes outpatient medical buildings, research centers and healthcare facilities. Ventas’s seasoned team of talented professionals shares a commitment to excellence, integrity and a common purpose of helping people live longer, healthier, happier lives.

Non-GAAP Financial Measures

This press release of Ventas, Inc. (the “Company,” “we,” “us,” “our” and similar terms) includes certain financial performance measures not defined by generally accepted accounting principles in the United States (“GAAP”), such as Nareit FFO, Normalized FFO, Net Operating Income (“NOI”), Same-Store Cash NOI, Same-Store Cash NOI Growth and Net Debt to Further Adjusted EBITDA. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures are included in the appendix to this press release. Our definitions and calculations of these non-GAAP measures may not be the same as similar measures reported by other REITs.

These non-GAAP financial measures should not be considered as alternatives for, or superior to, financial measures calculated in accordance with GAAP.

Cautionary Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, among others, statements of expectations, beliefs, future plans and strategies, anticipated results from operations and developments and other matters that are not historical facts. Forward-looking statements include, among other things, statements regarding our and our officers’ intent, belief or expectation as identified by the use of phrases or words such as “assume,” “may,” “will,” “project,” “expect,” “believe,” “intend,” “anticipate,” “seek,” “target,” “forecast,” “plan,” “line-of-sight,” “outlook,” “potential,” “opportunity,” “estimate,” “could,” “would,” “should” and other comparable and derivative terms or the negatives thereof.

Forward-looking statements are based on management’s beliefs as well as on a number of assumptions concerning future events. You should not put undue reliance on these forward-looking statements, which are not a guarantee of performance and are subject to a number of uncertainties and other factors that could cause actual events or results to differ materially from those expressed or implied by the forward-looking statements. We do not undertake a duty to update these forward-looking statements, which speak only as of the date on which they are made. We urge you to carefully review the disclosures we make concerning risks and uncertainties that may affect our business and future financial performance, including those made below and in our filings with the Securities and Exchange Commission, such as in the sections titled “Cautionary Statements — Summary Risk Factors” and “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025, “Management’s Discussion and Analysis
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Ventas Reports 2025 Fourth Quarter and Full Year Results
February 5, 2026

of Financial Condition and Results of Operations” in our subsequent Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K as we file them with the Securities and Exchange Commission.

Certain factors that could affect our future results and our ability to achieve our stated goals include, but are not limited to: (a) our exposure and the exposure of our managers, tenants and borrowers to complex and evolving governmental policy, laws and regulations, including relating to healthcare, data privacy, cybersecurity, artificial intelligence, international trade and environmental matters, the impact of such policies, laws and regulations on our and our managers’, tenants’ and borrowers’ business and the challenges and expense associated with complying with such policies, laws and regulations; (b) the impact of market, macroeconomic and general economic conditions on us, our managers, tenants and borrowers and in areas in which our properties are geographically concentrated, including changes in or elevated inflation, interest rates and exchange rates, labor market dynamics and rises in unemployment, tightening of lending standards and reduced availability of credit or capital, events that affect consumer confidence, and the actual and perceived state of the real estate markets and public and private capital markets; (c) our ability, and the ability of our managers, tenants and borrowers, to navigate the trends impacting our or their businesses and the industries in which we or they operate, including their ability to respond to the impact of the U.S. political environment on government funding and reimbursement programs, and the financial condition or business prospect of our managers, tenants and borrowers; (d) our ability to achieve the anticipated benefits and synergies from, and effectively integrate, our completed or anticipated acquisitions and investments; (e) our ability to identify and consummate future investments in healthcare assets and effectively manage our portfolio opportunities and our investments in co-investment vehicles, joint ventures and minority interests; (f) the potential for significant general and commercial claims, legal actions, investigations, regulatory proceedings and enforcement actions that could subject us or our managers, tenants or borrowers to increased operating costs, uninsured liabilities, including fines and other penalties, reputational harm or significant operational limitations, including the loss or suspension of or moratoriums on accreditations, licenses or certificates of need, suspension of or nonpayment for new admissions, denial of reimbursement, suspension, decertification or exclusion from federal, state or foreign healthcare programs or the closure of facilities or communities; (g) our reliance on third-party managers and tenants to operate or exert substantial control over properties they manage for, or lease from, us, which limits our control and influence over such properties, their operations and their performance; (h) our reliance and the reliance of our managers, tenants and borrowers on the financial, credit and capital markets and the risk that those markets may be disrupted or become constrained; (i) the risk of bankruptcy, inability to obtain benefits from governmental programs, insolvency or financial deterioration of our managers, tenants, borrowers and other obligors which may, among other things, have an adverse impact on the ability of such parties to make payments or meet their other obligations to us; (j) our dependency on a limited number of managers and tenants for a significant portion of our revenues and operating income; (k) our exposure to various operational risks, liabilities and claims from our operating assets; (l) our exposure to particular risks due to our specific asset classes and operating markets, such as adverse changes affecting our specific asset classes and the healthcare real estate sector, the competitiveness or financial viability of hospitals on or near the campuses where our outpatient medical buildings are located, our relationships with universities, the level of expense and uncertainty of our research tenants, and the limitation of our uses of some properties we own that are subject to ground lease, air rights or other restrictive agreements; (m) our ownership of properties or operation of business outside of the U.S. that may subject us to different or greater risks than those associated with our domestic operations; (n) the risk that our management agreements or leases are not renewed or are renewed on less favorable terms, that our managers or tenants default under those agreements or that we are unable to replace managers or tenants on a timely basis or on favorable terms, if at all; (o) the risk that the borrowers under our loans or other investments default or that, to the extent we are able to foreclose or otherwise acquire the collateral securing our loans or other investments, we will be required to incur additional expense or indebtedness in connection therewith, that the assets will underperform expectations or that we may not be able to subsequently dispose of all or part of such assets on favorable terms; (p) risks related to the recognition of reserves, allowances, credit losses or impairment charges which are inherently uncertain and may increase or decrease in the future and may not represent or reflect the ultimate value of, or loss that we ultimately realize with respect to, the relevant assets; (q) the risk of exposure to unknown liabilities from our investments in properties or businesses; (r) the impact of merger, acquisition and investment activity in the healthcare industry or otherwise affecting our managers, tenants or borrowers; (s) risks related to development, redevelopment and construction projects, including costs associated with inflation, rising or elevated interest rates, labor conditions and supply chain pressures, and risks related to increased construction and development in markets in which our properties are located, including adverse effect on our future occupancy rates; (t) our current and future amount of outstanding indebtedness, and our ability to access capital and to incur additional debt which is subject to our compliance with covenants in instruments governing our and our subsidiaries’ existing indebtedness; (u) increases in our borrowing costs as a result of becoming more leveraged, including in connection with acquisitions or other investment activity and rising or elevated interest rates; (v) the risk of potential dilution resulting from future sales or issuances of our equity securities; (w) the availability, adequacy and pricing of insurance coverage provided by our policies and policies maintained by our managers, tenants, borrowers or other counterparties; (x) the risks or uncertainties relating to the use of, or inability to take advantage of, the benefits of artificial intelligence by us or our managers, tenants or borrowers; (y) the occurrence of cybersecurity threats and incidents that could disrupt our or our managers’, tenants’ or borrower’s operations, result in the loss of confidential
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Ventas Reports 2025 Fourth Quarter and Full Year Results
February 5, 2026

or personal information or damage our business relationships and reputation; (z) the risk of catastrophic or extreme weather and other natural events; (aa) our ability to attract and retain talented employees; (bb) our ability to maintain a positive reputation for quality and service with our key stakeholders; (cc) the limitations and significant requirements imposed upon our business as a result of our status as a REIT and the adverse consequences (including the possible loss of our status as a REIT) that would result if we are not able to comply with such requirements; (dd) the ownership limits contained in our certificate of incorporation with respect to our capital stock in order to preserve our qualification as a REIT, which may delay, defer or prevent a change of control of our company; and (ee) the other factors set forth in our periodic filings with the Securities and Exchange Commission.
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Ventas Reports 2025 Fourth Quarter and Full Year Results
February 5, 2026

CONSOLIDATED BALANCE SHEETS
(In thousands, except per share amounts; dollars in USD; unaudited)

	As of December 31,
	2025	2024
Assets
Real estate investments:
Land and improvements	$2,962,738	$2,775,790
Buildings and improvements	30,872,598	28,717,990
Construction in progress	358,811	336,231
Acquired lease intangibles	1,680,567	1,558,751
Operating lease assets	295,838	308,019
	36,170,552	33,696,781
Accumulated depreciation and amortization	(12,043,619)	(11,096,236)
Net real estate property	24,126,933	22,600,545
Secured loans receivable and investments, net	143,913	144,872
Investments in unconsolidated real estate entities	617,571	626,122
Net real estate investments	24,888,417	23,371,539
Cash and cash equivalents	741,067	897,850
Escrow deposits and restricted cash	45,070	59,383
Goodwill	1,046,072	1,044,915
Assets held for sale	42,993	18,625
Deferred income tax assets, net	2,797	1,931
Other assets	825,529	792,663
Total assets	$27,591,945	$26,186,906
Liabilities and equity
Liabilities:
Senior notes payable and other debt	$13,011,016	$13,522,551
Accrued interest payable	143,104	143,345
Operating lease liabilities	208,602	218,003
Accounts payable and other liabilities	1,240,820	1,152,306
Liabilities related to assets held for sale	4,032	2,726
Deferred income tax liabilities	23,409	8,150
Total liabilities	14,630,983	15,047,081
Redeemable OP unitholder and noncontrolling interests	375,154	310,229
Commitments and contingencies
Equity:
Ventas stockholders’ equity:
Preferred stock, $1.00 par value; 10,000 shares authorized, unissued	—	—
Common stock, $0.25 par value; 1,200,000 shares authorized, 474,926 and 437,085 shares outstanding at December 31, 2025 and 2024, respectively	118,732	109,119
Capital in excess of par value	19,976,183	17,607,482
Accumulated other comprehensive loss	(39,851)	(33,526)
Retained earnings (deficit)	(7,527,777)	(6,886,653)
Treasury stock, 0 and 4 shares issued at December 31, 2025 and 2024, respectively	(34)	(25,155)
Total Ventas stockholders’ equity	12,527,253	10,771,267
Noncontrolling interests	58,555	58,329
Total equity	12,585,808	10,829,596
Total liabilities and equity	$27,591,945	$26,186,906
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Ventas Reports 2025 Fourth Quarter and Full Year Results
February 5, 2026

CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts; dollars in USD; unaudited)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2025	2024	2025	2024
Revenues
Rental income:
Triple-net leased properties	$132,713	$157,403	$601,578	$622,054
Outpatient medical and research portfolio	226,756	216,199	895,089	874,886
	359,469	373,602	1,496,667	1,496,940
Resident fees and services	1,185,999	896,360	4,276,163	3,372,796
Third-party capital management revenues	4,322	4,339	17,547	17,359
Income from loans and investments	8,350	4,451	22,593	9,057
Interest and other income	7,877	8,305	21,010	28,114
Total revenues	1,566,017	1,287,057	5,833,980	4,924,266
Expenses
Interest	154,468	153,206	612,246	602,835
Depreciation and amortization	352,723	308,772	1,379,140	1,253,143
Property-level operating expenses:
Senior housing	855,147	661,683	3,092,099	2,506,413
Outpatient medical and research portfolio	77,639	73,617	307,733	298,320
Triple-net leased properties	3,000	4,206	13,505	15,829
	935,786	739,506	3,413,337	2,820,562
Third-party capital management expenses	1,610	1,551	6,579	6,507
General, administrative and professional fees	41,008	41,434	177,400	162,990
Loss on extinguishment of debt, net	53	15	172	687
Transaction, transition and restructuring costs	(6,008)	4,226	10,073	20,369
Reversal of allowance on loans receivable and investments, net	—	—	—	(166)
Shareholder relations matters	—	—	—	15,751
Other expense	10,091	38,855	30,712	49,584
Total expenses	1,489,731	1,287,565	5,629,659	4,932,262
Income (loss) before unconsolidated entities, real estate dispositions, income taxes and noncontrolling interests	76,286	(508)	204,321	(7,996)
(Loss) income from unconsolidated entities	(7,727)	6,969	4,468	1,563
Gain on real estate dispositions	3,311	6,727	38,579	57,009
Income tax benefit	1,122	45,539	14,150	37,775
Net income	72,992	58,727	261,518	88,351
Net income attributable to noncontrolling interests	2,790	1,892	10,137	7,198
Net income attributable to common stockholders	$70,202	$56,835	$251,381	$81,153
Earnings per common share
Basic:
Net income	$0.15	$0.14	$0.57	$0.21
Net income attributable to common stockholders	0.15	0.13	0.55	0.20
Diluted:
Net income	$0.15	$0.14	$0.57	$0.21
Net income attributable to common stockholders	0.15	0.13	0.54	0.19
Weighted average shares used in computing earnings per common share
Basic	471,138	421,496	455,082	411,770
Diluted	480,763	427,612	462,615	416,366

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Ventas Reports 2025 Fourth Quarter and Full Year Results
February 5, 2026

NON-GAAP FINANCIAL MEASURES RECONCILIATION
Funds From Operations Attributable to Common Stockholders (FFO)
(In thousands, except per share amounts; dollars in USD; totals may not sum due to rounding; unaudited)

			Q4 YoY
	2025	2024	Change
	Q4	Q4	’25-’24	2025	2024
Net income attributable to common stockholders	$70,202	$56,835	24%	$251,381	$81,153
Net income attributable to common stockholders per share	$0.15	$0.13	15%	$0.54	$0.19
Adjustments:
Depreciation and amortization on real estate assets	351,039	308,054		1,372,904	1,250,453
Depreciation on real estate assets related to noncontrolling interests	(4,450)	(3,576)		(16,846)	(15,113)
Depreciation on real estate assets related to unconsolidated entities	22,523	12,463		78,046	49,170
Gain on real estate dispositions	(3,311)	(6,727)		(38,579)	(57,009)
Gain on real estate dispositions related to noncontrolling interests	—	—		—	9
Loss (gain) on real estate dispositions related to unconsolidated entities	68	(3,182)		(27,960)	(3,216)
Subtotal: Nareit FFO adjustments	365,869	307,032		1,367,565	1,224,294
Subtotal: Nareit FFO adjustments per share	$0.76	$0.72		$2.96	$2.94
Nareit FFO attributable to common stockholders	$436,071	$363,867	20%	$1,618,946	$1,305,447
Nareit FFO attributable to common stockholders per share	$0.91	$0.85	7%	$3.50	$3.14

Adjustments:
(Gain) loss on derivatives, net	(46)	18,405		(1,026)	11,942
Non-cash impact of income tax benefit	(2,148)	(46,022)		(24,150)	(43,486)
Loss on extinguishment of debt, net	53	15		172	687
Transaction, transition and restructuring costs	(6,008)	4,226		10,073	20,369
Amortization of other intangibles	119	112		477	400
Non-cash impact of changes to executive equity compensation plan	(2,787)	(2,416)		2,856	180
Significant disruptive events, net	(297)	2,603		5,888	8,230
Reversal of allowance on loans receivable and investments, net	—	—		—	(166)
Normalizing items related to noncontrolling interests and unconsolidated entities, net	2,118	(1,001)		11,178	(2,012)
Other normalizing items, net (1)	61	7,445		(14,236)	25,856
Subtotal: Normalized FFO adjustments	(8,935)	(16,633)		(8,768)	22,000
Subtotal: Normalized FFO adjustments per share	(0.02)	(0.04)		(0.02)	0.05
Normalized FFO attributable to common stockholders	$427,136	$347,234	23%	$1,610,178	$1,327,447
Normalized FFO attributable to common stockholders per share	$0.89	$0.81	10%	$3.48	$3.19
Weighted average diluted shares	480,763	427,612		462,615	416,366
______________________________
n/m - Not meaningful

(1) For the year ended December 31, 2025, primarily related to the net non-cash revenue impact of changed revenue recognition from cash to straight-line related to a Senior Housing Triple-Net tenant. For the year ended December 31, 2024, primarily related to shareholder relations matters and certain legal matters.

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Ventas Reports 2025 Fourth Quarter and Full Year Results
February 5, 2026

Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. However, since real estate values historically have risen or fallen with market conditions, many industry investors deem presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. For that reason, the Company considers Funds From Operations attributable to common stockholders (“FFO”) and Normalized FFO attributable to common stockholders (“Normalized FFO”) to be appropriate supplemental measures of operating performance of an equity REIT. The Company believes that the presentation of FFO, combined with the presentation of required GAAP financial measures, has improved the understanding of operating results of REITs among the investing public and has helped make comparisons of REIT operating results more meaningful. Management generally considers FFO to be a useful measure for understanding and comparing our operating results because, by excluding gains and losses related to sales of previously depreciated operating real estate assets, impairment losses on depreciable real estate and real estate asset depreciation and amortization (which can differ across owners of similar assets in similar condition based on historical cost accounting and useful life estimates), FFO can help investors compare the operating performance of a company’s real estate across reporting periods and to the operating performance of other companies. The Company believes that Normalized FFO is useful because it allows investors, analysts and our management to compare our operating performance across periods on a consistent basis. In some cases, the Company provides information about identified non-cash components of FFO and Normalized FFO because it allows investors, analysts and our management to assess the impact of those items on our financial results.

Nareit Funds From Operations Attributable to Common Stockholders (“Nareit FFO”)

The Company uses the National Association of Real Estate Investment Trusts (“Nareit”) definition of FFO. Nareit defines FFO as net income attributable to common stockholders (computed in accordance with GAAP) excluding gains (or losses) from sales of real estate property, including gain (or loss) on re-measurement of equity method investments and impairment write-downs of depreciable real estate, plus real estate depreciation and amortization, and after adjustments for unconsolidated entities and noncontrolling interests. Adjustments for unconsolidated entities and noncontrolling interests will be calculated to reflect FFO on the same basis.

Normalized FFO Attributable to Common Stockholders (“Normalized FFO”)

The Company defines Normalized FFO as Nareit FFO excluding the following income and expense items, without duplication: (a) gains and losses on derivatives, net and changes in the fair value of financial instruments; (b) the non-cash impact of income tax benefits or expenses; (c) gains and losses on extinguishment of debt, net including the write-off of unamortized deferred financing fees or additional costs, expenses, discounts, make-whole payments, penalties or premiums incurred as a result of early retirement or payment of our debt; (d) transaction, transition and restructuring costs; (e) amortization of other intangibles; (f) the non-cash impact of changes to our executive equity compensation plan; (g) net expenses or recoveries related to significant disruptive events; (h) the impact of expenses related to asset impairment and valuation allowances; (i) the financial impact of contingent consideration; (j) gains and losses on non-real estate dispositions and other normalizing items related to noncontrolling interests and unconsolidated entities; and (k) other items set forth in the Normalized FFO reconciliation included herein.

Beginning with the Company’s reported results for the first quarter 2026, we intend to exclude from the calculation of Normalized FFO the full amount recorded for non-cash stock-based compensation expense as we believe this is more closely comparable to the presentation of similar measures by key industry peers and is also consistent with our calculation of Adjusted EBITDA and the calculations for our financial covenant ratios under our credit facilities and senior notes indentures.

Nareit FFO and Normalized FFO presented herein may not be comparable to those presented by other real estate companies due to the fact that not all real estate companies use the same definitions. Nareit FFO and Normalized FFO should not be considered as alternatives to net income attributable to common stockholders (determined in accordance with GAAP) as indicators of the Company’s financial performance or as alternatives to cash flow from operating activities (determined in accordance with GAAP) as measures of the Company’s liquidity, nor are they necessarily indicative of sufficient cash flow to fund all of the Company’s needs. The Company believes that in order to facilitate a clear understanding of the consolidated historical operating results of the Company, Nareit FFO and Normalized FFO should be examined in conjunction with net income attributable to common stockholders as presented elsewhere herein.

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Ventas Reports 2025 Fourth Quarter and Full Year Results
February 5, 2026

NON-GAAP FINANCIAL MEASURES RECONCILIATION
Full Year 2026 Guidance1
Net Income and FFO Attributable to Common Stockholders2
(In millions, except per share amounts; dollars in USD; totals may not sum due to rounding; unaudited)

	FY 2026		FY 2026 - Per Share
	Low	High	Low	High

Net income attributable to common stockholders	$260	$310	$0.52	$0.62

Depreciation and amortization adjustments	1,566	1,566	$3.11	$3.11

Nareit FFO attributable to common stockholders	$1,826	$1,876	$3.63	$3.73

Other adjustments[3,4]	76	76	$0.15	$0.15

Normalized FFO attributable to common stockholders[4]	$1,902	$1,952	$3.78	$3.88
% Year-over-year growth[4]			6%	9%

Weighted average diluted shares (in millions)	503	503

1 The Company’s guidance constitutes forward-looking statements within the meaning of the federal securities laws and is based on a number of assumptions that are subject to change and many of which are outside the control of the Company. Actual results may differ materially from the Company’s expectations depending on factors discussed herein and in the Company’s filings with the Securities and Exchange Commission.

2 Totals may not add due to minor corporate-level adjustments.

3 Other adjustments include the categories of adjustments presented in our FFO and FAD Reconciliation.

4 Beginning with the first quarter 2026, the Company intends to add back non-cash stock-based compensation expense in its calculation of Normalized FFO. The Company's full year guidance for 2026 Normalized FFO per share gives effect to this change and the Normalized FFO per share year-over-year growth rate was calculated using a comparable methodology for both 2025 and 2026. This change in methodology in 2025 has, and in 2026 is expected to have, an impact on Normalized FFO per share of $0.08.

Select Guidance Assumptions:

•The Company’s guidance includes the following investment and disposition assumptions:
◦Expect to close ~$2.5 billion of investments focused on senior housing
◦Disposition proceeds of ~$300 million

•Additional guidance assumptions include:
◦Interest expense of ~$636M at midpoint
◦Interest and other income of ~$8M at midpoint
◦Full year weighted average diluted share count of 503 million
◦FAD capital expenditures of ~$400M at midpoint
◦Beginning with the first quarter of 2026, Normalized FFO excludes non-cash stock-based compensation expense4 estimated to be $0.08 per share for the full year

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Ventas Reports 2025 Fourth Quarter and Full Year Results
February 5, 2026

NON-GAAP FINANCIAL MEASURES RECONCILIATION
Fourth Quarter 2025 Same-Store Cash NOI by Segment
(In thousands, unless otherwise noted; dollars in USD; totals may not sum due to rounding; unaudited)

	For the Three Months Ended December 31, 2025
	SHOP	OM&R	NNN	Non-Segment	Total
Net income attributable to common stockholders					$70,202
Adjustments:
Interest and other income					(7,877)
Interest expense					154,468
Depreciation and amortization					352,723
General, administrative and professional fees					41,008
Loss on extinguishment of debt, net					53
Transaction, transition and restructuring costs					(6,008)
Other expense					10,091
Loss from unconsolidated entities					7,727
Gain on real estate dispositions					(3,311)
Income tax benefit					(1,122)
Net income attributable to noncontrolling interests					2,790
NOI	$330,852	$149,896	$129,713	$10,283	$620,744
Adjustments:
Straight-lining of rental income	—	(2,836)	(7,231)	—	(10,067)
Non-cash rental income	—	(2,853)	(5,222)	—	(8,075)
Cash payments, fees and other consideration	—	961	—	—	961
NOI not included in cash NOI[1]	2,112	(680)	(2,724)	—	(1,292)
Non-segment NOI	—	—	—	(10,283)	(10,283)
Cash NOI	$332,964	$144,488	$114,536	$—	$591,988

Adjustments:
Cash NOI not included in Same-Store	(97,343)	(4,347)	(4,001)	—	(105,691)
Same-Store Cash NOI	$235,621	$140,141	$110,535	$—	$486,297

Percentage increase (decrease)	15.4%	3.7%	(1.3%)		7.8%

1     Includes consolidated properties. Excludes sold assets, assets owned by unconsolidated real estate entities, assets held for sale, loan repayments, development properties not yet operational, land parcels and third-party management revenues from all periods. Assets that have undergone business model transitions are reflected within the new business segment as of the transition date.

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Ventas Reports 2025 Fourth Quarter and Full Year Results
February 5, 2026

	For the Three Months Ended December 31, 2024
	SHOP	OM&R	NNN	Non-Segment	Total
Net income attributable to common stockholders					$56,835
Adjustments:
Interest and other income					(8,305)
Interest expense					153,206
Depreciation and amortization					308,772
General, administrative and professional fees					41,434
Loss on extinguishment of debt, net					15
Transaction, transition and restructuring costs					4,226
Other expense					38,855
Income from unconsolidated entities					(6,969)
Gain on real estate dispositions					(6,727)
Income tax benefit					(45,539)
Net income attributable to noncontrolling interests					1,892
NOI	$234,677	$143,332	$153,197	$6,489	$537,695
Adjustments:
Straight-lining of rental income	—	(1,014)	2,389	—	1,375
Non-cash rental income	—	(1,818)	(11,129)	—	(12,947)
NOI not included in cash NOI[1]	1,296	(2,262)	(28,679)	—	(29,645)
Non-segment NOI	—	—	—	(6,489)	(6,489)
NOI impact from change in FX	237	—	131	—	368
Cash NOI	$236,210	$138,238	$115,909	$—	$490,357

Adjustments:
Cash NOI not included in Same-Store	(32,044)	(3,118)	(3,877)	—	(39,039)
NOI impact from change in FX not in Same-Store	(14)	—	—	—	(14)
Same-Store Cash NOI	$204,152	$135,120	$112,032	$—	$451,304

1     Includes consolidated properties. Excludes sold assets, assets owned by unconsolidated real estate entities, assets held for sale, loan repayments, development properties not yet operational, land parcels and third-party management revenues from all periods. Assets that have undergone business model transitions are reflected within the new business segment as of the transition date.

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Ventas Reports 2025 Fourth Quarter and Full Year Results
February 5, 2026

NON-GAAP FINANCIAL MEASURES RECONCILIATION
Full Year 2025 Same-Store Cash NOI by Segment
(In thousands, unless otherwise noted; dollars in USD; totals may not sum due to rounding; unaudited)

	For the Year Ended December 31, 2025
	SHOP	OM&R	NNN	Non-Segment	Total
Net income attributable to common stockholders					$251,381
Adjustments:
Interest and other income					(21,010)
Interest expense					612,246
Depreciation and amortization					1,379,140
General, administrative and professional fees					177,400
Loss on extinguishment of debt, net					172
Transaction, transition and restructuring costs					10,073
Other expense					30,712
Income from unconsolidated entities					(4,468)
Gain on real estate dispositions					(38,579)
Income tax benefit					(14,150)
Net income attributable to noncontrolling interests					10,137
NOI	$1,184,064	$590,169	$588,073	$30,748	$2,393,054
Adjustments:
Straight-lining of rental income	—	(11,100)	(37,752)	—	(48,852)
Non-cash rental income	—	(9,263)	(29,559)	—	(38,822)
Cash payments, fees and other consideration	—	5,570	—	—	5,570
NOI not included in cash NOI[1]	6,056	(5,222)	(59,414)	—	(58,580)
Non-segment NOI	—	—	—	(30,748)	(30,748)
Cash NOI	$1,190,120	$570,154	$461,348	$—	$2,221,622

Adjustments:
Cash NOI not included in Same-Store	(312,122)	(27,822)	(36,303)	—	(376,247)
Same-Store Cash NOI	$877,998	$542,332	$425,045	$—	$1,845,375

Percentage increase (decrease)	15.4%	2.5%	(0.2%)		7.6%

1     Includes consolidated properties. Excludes sold assets, assets owned by unconsolidated real estate entities, assets held for sale, loan repayments, development properties not yet operational, land parcels and third-party management revenues from all periods. Assets that have undergone business model transitions are reflected within the new business segment as of the transition date.

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Ventas Reports 2025 Fourth Quarter and Full Year Results
February 5, 2026

	For the Year Ended December 31, 2024
	SHOP	OM&R	NNN	Non-Segment	Total
Net income attributable to common stockholders					$81,153
Adjustments:
Interest and other income					(28,114)
Interest expense					602,835
Depreciation and amortization					1,253,143
General, administrative and professional fees					162,990
Loss on extinguishment of debt, net					687
Transaction, transition and restructuring costs					20,369
Reversal of allowance on loans receivable and investments, net					(166)
Shareholder relations matters					15,751
Other expense					49,584
Income from unconsolidated entities					(1,563)
Gain on real estate dispositions					(57,009)
Income tax benefit					(37,775)
Net income attributable to noncontrolling interests					7,198
NOI	$866,383	$579,271	$606,225	$17,204	$2,069,083
Adjustments:
Straight-lining of rental income	—	(10,181)	5,087	—	(5,094)
Non-cash rental income	—	(8,112)	(46,015)	—	(54,127)
Cash payments, fees and other consideration	—	3,000	—	—	3,000
NOI not included in cash NOI[1]	5,610	(10,611)	(117,723)		(122,724)
Non-segment NOI	—	—	—	(17,204)	(17,204)
NOI impact from change in FX	(3,860)	—	428	—	(3,432)
Cash NOI	$868,133	$553,367	$448,002	$—	$1,869,502

Adjustments:
Cash NOI not included in Same-Store	(107,849)	(24,065)	(22,233)	—	(154,147)
NOI impact from change in FX not in Same-Store	247	—	—	—	247
Same-Store Cash NOI	$760,531	$529,302	$425,769	$—	$1,715,602

1     Includes consolidated properties. Excludes sold assets, assets owned by unconsolidated real estate entities, assets held for sale, loan repayments, development properties not yet operational, land parcels and third-party management revenues from all periods. Assets that have undergone business model transitions are reflected within the new business segment as of the transition date.

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Ventas Reports 2025 Fourth Quarter and Full Year Results
February 5, 2026

NON-GAAP FINANCIAL MEASURES RECONCILIATION
Adjusted EBITDA and Net Debt
(Dollars in thousands USD; totals may not sum due to rounding; unaudited)

	For the Year Ended		For the Three Months Ended
	December 31, 2025		December 31, 2025		September 30, 2025		December 31, 2024
Net income attributable to common stockholders	$251,381		$70,202		$66,047		$56,835
Adjustments:
Interest expense	612,246		154,468		158,124		153,206
Loss on extinguishment of debt, net	172		53		119		15
Taxes (including tax amounts in general, administrative and professional fees)	(10,128)		(105)		(5,210)		(44,153)
Depreciation and amortization	1,379,140		352,723		357,173		308,772
Non-cash stock-based compensation expense	38,734		6,319		5,905		4,648
Transaction, transition and restructuring costs	10,073		(6,008)		5,472		4,226
Net income attributable to noncontrolling interests, adjusted for partners’ share of consolidated entity EBITDA	(31,914)		(8,383)		(8,061)		(6,902)
Income from unconsolidated entities, adjusted for Ventas’ share of EBITDA from unconsolidated entities	131,078		42,820		18,238		24,368
Gain on real estate dispositions	(38,579)		(3,311)		(1,283)		(6,727)
Unrealized foreign currency gain	270		644		234		362
(Gain) loss on derivatives, net	(765)		—		8,362		21,173
Significant disruptive events, net	5,888		(297)		1,161		2,603
Other normalizing items, net [1]	(14,292)		9		(14,298)		7,446
Adjusted EBITDA	$2,333,304		$609,134		$591,983		$525,872
Adjustment for current period activity	77,737		(1,614)		5,269		15,885
Further Adjusted EBITDA	$2,411,041		$607,520		$597,252		$541,757

Further Adjusted EBITDA annualized	$2,411,041		$2,430,080		$2,389,008		$2,167,028

Total debt	$13,011,016		$13,011,016		$12,571,614		$13,522,551
Cash and cash equivalents	(741,067)		(741,067)		(188,617)		(897,850)
Restricted cash pertaining to debt	(24,845)		(24,845)		(36,515)		(32,588)
Partners’ share of consolidated debt	(328,171)		(328,171)		(324,932)		(310,881)
Ventas’ share of unconsolidated debt	732,515		732,515		724,279		676,839
Net debt	$12,649,448		$12,649,448		$12,745,829		$12,958,071

Net debt / Further Adjusted EBITDA	5.2	x	5.2	x	5.3	x	6.0	x

1 For the year ended December 31, 2025, principally due to the net non-cash revenue impact of changed revenue recognition from cash to straight-line related to a Senior Housing Triple-Net tenant. For the year ended December 31, 2024, primarily related to shareholder relations matters and certain legal matters.

The Company believes that Net debt and Adjusted Pro Forma EBITDA are useful to investors, analysts and Company management because they allow the comparison of the Company’s credit strength between periods and to other real estate companies without the effect of items that by their nature are not comparable from period to period.

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Ventas Reports 2025 Fourth Quarter and Full Year Results
February 5, 2026

Adjusted EBITDA

The Company defines Adjusted EBITDA as consolidated earnings before interest, taxes, depreciation and amortization (including non-cash stock-based compensation expense, asset impairment and valuation allowances), excluding (a) gains or losses on extinguishment of debt; (b) transaction, transition and restructuring costs; (c) noncontrolling interests’ share of adjusted EBITDA; (d) net gains or losses on real estate activity; (e) gains or losses on re-measurement of equity interest upon acquisition; (f) unrealized foreign currency gains or losses; (g) gains or losses on derivatives, net and changes in the fair value of financial instruments; (h) net expenses or recoveries related to significant disruptive events; and (i) non-cash charges related to leases, and including (x) Ventas’ share of adjusted EBITDA from unconsolidated entities and (y) the impact of other items set forth in the Adjusted EBITDA reconciliation included herein.

Adjusted Pro Forma EBITDA

Adjusted Pro Forma EBITDA considers the pro forma effect on Adjusted EBITDA of transactions and events that were completed during the period, as if the transaction or event had been consummated at the beginning of the relevant period and considers any other incremental items set forth in the Adjusted Pro Forma EBITDA reconciliation included herein.

The Company considers NOI and Cash NOI as important supplemental measures because they allow investors, analysts and the Company’s management to assess its unlevered property-level operating results and to compare its operating results with those of other real estate companies and between periods on a consistent basis.

NOI

The Company defines NOI as total revenues, less interest and other income, property-level operating expenses and third-party capital management expenses.

Cash NOI

The Company defines Cash NOI as NOI for its reportable business segments (i.e., SHOP, OM&R and NNN), determined on a Constant Currency basis, excluding the impact of, without duplication (i) non-cash items such as straight-line rent and the amortization of lease intangibles, (ii) sold assets, assets held for sale, development properties not yet operational and land parcels and (iii) other items set forth in the Cash NOI reconciliation included herein. In certain cases, results may be adjusted to reflect the receipt of cash payments, fees, and other consideration that is not fully recognized as NOI in the period.

Same-Store

The Company defines same-store as properties owned, consolidated and operational for the full period in both comparison periods and that are not otherwise excluded; provided, however, that the Company may include selected properties that otherwise meet the same-store criteria if they are included in substantially all of, but not a full, period for one or both of the comparison periods, and in the Company’s judgment such inclusion provides a more meaningful presentation of its segment performance.

Newly acquired development properties and recently developed or redeveloped properties in the Company’s SHOP reportable segment will be included in same-store once they are stabilized for the full period in both periods presented. These properties are considered stabilized upon the earlier of (a) the achievement of 80% sustained occupancy or (b) 24 months from the date of acquisition or substantial completion of work. Recently developed or redeveloped properties in the Company’s OM&R and NNN reportable segments will be included in same-store once substantial completion of work has occurred for the full period in both periods presented. Our SHOP and NNN that have undergone operator or business model transitions will be included in same-store once operating under consistent operating structures for the full period in both periods presented.

Properties are excluded from same-store if they are: (i) sold, classified as held for sale or properties whose operations were classified as discontinued operations in accordance with GAAP; (ii) impacted by significant disruptive events such as flood or fire; (iii) for SHOP, those properties that are currently undergoing a significant disruptive redevelopment; (iv) for OM&R and NNN reportable segments, those properties for which management has an intention to institute, or has instituted, a redevelopment plan because the properties may require major
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Ventas Reports 2025 Fourth Quarter and Full Year Results
February 5, 2026

property-level expenditures to maximize value, increase NOI, or maintain a market-competitive position and/or achieve property stabilization, most commonly as the result of an expected or actual material change in occupancy or NOI; or (v) for SHOP and NNN reportable segments, those properties that are scheduled to undergo operator or business model transitions, or have transitioned operators or business models after the start of the prior comparison period.

Constant Currency

To eliminate the impact of exchange rate movements, all portfolio performance-based disclosures assume constant exchange rates across comparable periods, using the following methodology: the current period’s results are shown in actual reported USD, while prior comparison period’s results are adjusted and converted to USD based on the average monthly exchange rate for the current period.

Contacts
BJ Grant
(877) 4-VENTAS
Source: Ventas, Inc.
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